Exhibit 99.1

CONTACT

Investors:

Atish Shah

Hyatt Hotels Corporation

312.780.5427

atish.shah@hyatt.com

Media:

Farley Kern

Hyatt Hotels Corporation

312.780.5506

farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

Hyatt Announces Results of its Bond Tender Offer

CHICAGO, May 15, 2013—Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today announced the expiration and final results of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its $250,000,000 aggregate principal amount outstanding of 6.875% Senior Notes due 2019 (CUSIP Nos. 448579 AB8 and U44845 AB8) (the “Notes”). The terms and conditions of the Tender Offer were described in an offer to purchase, dated April 25, 2013 (the “Offer to Purchase”), and a related Letter of Transmittal. Acceptance by the Company of any Notes tendered was subject to the terms and the conditions set forth in the Offer to Purchase.

As of 5:00 p.m., New York City time, on May 14, 2013 (the “Expiration Date”), $54,087,000 in aggregate principal amount of the Notes, representing approximately 21.6% of the aggregate principal amount outstanding of the Notes, was validly tendered and not validly withdrawn. The Company has accepted for purchase all Notes that were validly tendered and not validly withdrawn as of the Expiration Date. Payment for the Notes so purchased is expected to be made today, and the Notes so purchased will be cancelled.

As previously announced, holders who validly tendered (and did not validly withdraw) their Notes at or prior to 5:00 p.m., New York City time, on May 3, 2013 (the “Early Tender Deadline”), will receive the Total Consideration (as defined in the Offer to Purchase), which includes an Early Tender Premium (as defined in the Offer to Purchase), for any Notes accepted for purchase. Holders who validly tendered (and did not validly withdraw) Notes after the Early Tender Deadline but at or prior to the Expiration Date will be eligible to receive the Offer Consideration (as defined in the Offer to Purchase), which is equal to the Total Consideration minus the Early Tender Premium, for any Notes accepted for purchase. The aggregate consideration to be paid by the Company for the Notes accepted for purchase, including accrued and unpaid interest to May 15, 2013, is expected to be funded with a portion of the net proceeds from a previously announced public offering of debt securities by the Company.

J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are the dealer managers in the Tender Offer. D.F. King & Co., Inc. has been retained to serve as both the information agent and tender agent for the Tender Offer. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect) or SunTrust Robinson Humphrey, Inc. at (800) 685-4786 (toll free) or (404) 926-5051 (collect). Requests for copies of the Offer to Purchase, related Letter of Transmittal and other related materials should be directed to D.F. King & Co., Inc. at (800) 488-8095 (toll free) or (212) 269-5550 (collect).

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to short and medium-term group bookings; loss of key personnel; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents; our ability to successfully achieve certain levels of operating profit at hotels that have performance guarantees with our third-party owners; the impact of hotel renovations; our ability to successfully execute and implement our common stock repurchase program; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor laws; financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; risks associated with potential acquisitions and dispositions; changes in federal, state, local or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access the capital markets; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; and violations of regulations or laws related to our franchising business. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.